UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2007
The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (801) 765-4999
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As previously disclosed in the current report on Form 8-K of The SCO Group, Inc. (the "Company"), dated September 14, 2007, on that date the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court, District of Delaware (the "Bankruptcy Court"). The Company remains in possession of its assets and properties, and continues to operate its business and manage its properties as a "debtor-in-possession" pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.
On October 22, 2007, the Company entered into an agreement whereby a purchaser intends to acquire substantially all assets used by the Company in connection with its SCO UNIX Business and certain related claims in litigation, and to provide financing to the Company, pursuant to Section 363 and 364 of the Bankruptcy Code. On October 23, 2007, the Company filed a motion with the Bankruptcy Court relating to this proposal. The motion, which is on file with the Bankruptcy Court, describes the details of the proposed transaction.
There can be no assurance that the Bankruptcy Court will approve the proposed transaction or that final documentation will be reached on terms satisfactory to all parties.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 24, 2007

THE SCO GROUP, INC.
By:	/s/ Ken R. Nielsen
Name:	Ken R. Nielsen
Title:	Chief Financial Officer